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POWER OF ATTORNEY

The undersigned hereby constitutes and appoints each of Bryan D. McDonald, Kaylene M. Lahn and Scott T. Allan, signing singly, the undersigned's true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and / or director of Heritage Financial Corporation, ("HFC"), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3,4 or 5 and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact , or such attorney-in-fact's substitute and substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The "undersigned" acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is HFC assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is not longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by HFC, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 30th day of December, 2025.

Signature

Scott T. Allan

CALIFORNIA ALL-PURPOSE ACKNOWLEDGEMENT

A Notary Public or other officer completing this certificate verifies only the identity of the individual who signed the document, to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California }
County of Sonoma }

On December 30, 2025, before me, PUJA GHOTRA, Notary Public, personally appeared SCOTT T. ALLAN who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of State of California that the foregoing paragraph is true and correct.

PUJA GHOTRA
COMM. #2503147
Notary Public - California
Sonoma County
My Comm. Expires Oct. 27, 2028
NR01

WITNESS my hand and official seal.

PLACE NOTARY SEAL ABOVE

SIGNATURE [signature]

Though the information below is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent removal and reattachment of this form to another document.

Description of attached document

Title or type of document: POWER OF ATTORNEY (HERITAGE FINANCIAL CORPORATION)

Document Date: 12/30/2025 Number of Pages: —

Signer(s) Other than Named Above: —

4. **COMPENSATION TO BROKER:**

Notice: The amount or rate of real estate commissions is not fixed by law. They are set by each Broker individually and may be negotiable between Seller and Broker.

A. **ADVISORY:** Real estate commissions include all compensation and fees to Broker and are fully negotiable.

B. **COMPENSATION TO BROKER:** Seller agrees to pay to Broker as compensation for services under this Agreement, the amount specified in **paragraph 2C(1)**.

C. **OPTIONAL ADDITIONAL COMPENSATION FOR UNREPRESENTED BUYER:** Seller agrees to pay Broker the additional amount specified in **paragraph 2C(2)**, if checked, for services rendered only if the buyer is not represented by a real estate agent. If a buyer is represented by a real estate agent, whether working through Broker or another brokerage company, then **paragraph 2C(2)** does not apply.

D. **COMPENSATION TERMS:** Compensation is earned, and Seller shall pay Broker as follows:

(1) **Completed Transaction or Seller Default:** If during the Listing Period, or any extension, Broker, any other broker, Seller or any other person procures a ready, willing, and able buyer(s) whose offer to purchase the Property on any price and terms is accepted by Seller, provided the buyer completes the transaction or is prevented from doing so by Seller. (Broker is entitled to compensation whether any escrow resulting from such offer closes during or after the expiration of the Listing Period, or any extension.)

OR (2) **Continuation of Right to Compensation for Broker Procured Buyer(s):** If, during the Continuation Period specified in **paragraph 2C(3)**, or the same period of time after any cancellation of this Agreement, unless otherwise agreed, Seller enters into a contract to sell, convey, lease or otherwise transfer the Property to anyone ("Prospective Buyer") or that person's related entity:

- who physically entered and was shown the Property during the Listing Period or any extension by Broker or any other broker; or
- for whom Broker or any other broker submitted to Seller a signed, written offer to acquire, lease exchange or obtain an option on the Property.

Broker's right to compensation pursuant to this paragraph shall only apply if, prior to expiration of this Agreement or any extension, Broker delivers to Seller a written notice of the names of such Prospective Buyers (C.A.R. Form NPB).

OR (3) **Seller Interference with Listing:** If, without Broker's prior written consent, the Property is withdrawn from sale, conveyed, leased, rented, otherwise transferred, or made unmarketable by a voluntary act of Seller during the Listing Period, or any extension.

Seller's Initials X DS SA / ________